Exhibit 99.1

FiscalNote Reports Third Quarter 2024 Financial Results

Exceeds Forecast and Raises Adjusted EBITDA For the Full Year

Continues to Deleverage Balance Sheet, Simplify and Reduce Complexity of Product Portfolio to Improve Customer Experience and Retention Rates, and Increase Operating Efficiency and Profitability

Announces Leadership Succession Plan to Drive Next Phase of Growth

•
Reports Q3 2024 total revenues of $29.4 million and adjusted EBITDA of $3.4 million(1), both exceeding previously provided forecast
•
Records fifth consecutive quarter of positive adjusted EBITDA
•
Raises full year 2024 adjusted EBITDA to approximately $9 million, from approximately $8 million, driven by increased focus on profitability, and revises full year 2024 revenues to approximately $120 million, from approximately $121 million, driven in part by the recent Aicel Technologies divestiture in Q4
•
Provides Q4 2024 guidance of $29 million in total revenues and $2.5 million in adjusted EBITDA
•
Recent divestiture of Aicel provides latest example of ongoing initiative to divest non-core businesses, reduce business complexity, delever the balance sheet, and invest in new products and product enhancements to drive higher customer engagement, retention rates, revenue growth, and operating leverage anticipated for 2025 and beyond
•
New customer agreements demonstrate the expanding need and business model resiliency for policy and global intelligence software
•
Board of Directors continues to review all strategic options available to the Company to maximize shareholder value

WASHINGTON, D. C. – Tuesday, November 12, 2024 – FiscalNote Holdings, Inc. (NYSE: NOTE) (“FiscalNote” or the “Company”), a leading AI-driven enterprise SaaS technology provider of policy and global intelligence, today reported financial results for the third quarter ended September 30, 2024.

These most recent results mark another quarter of exceeding expectations driven by a blue chip public sector and commercial customer base, durable recurring revenue and high gross margins, which form the basis of the Company’s increasing adjusted EBITDA. The third quarter of 2024 represented a $2.7 million improvement in adjusted EBITDA year over year and marked the fifth straight quarter of adjusted EBITDA profitability for FiscalNote.

“During the third quarter, we continued to make progress on strengthening our product strategy and roadmap, enhancing our leadership team with select key hires, and further extracting operating efficiencies across the enterprise,” said Tim Hwang, Chairman, CEO, and Co-founder of FiscalNote. “With the recent divestiture of Aicel Technologies, we remain committed to evaluating all options to realize shareholder value and to solidify our core business by leveraging our market leading political, legislative, and regulatory policy data sets for the benefit of our global customers and in so doing pursuing our long-term growth strategy of increasing market share and improving revenue growth and sustained profitability.”

Financial Highlights(2)

Q3 2024 vs. Q3 2023

[Note - All amounts for the three months ended September 30, 2023 include contributions from the Board.org business, which the Company divested on March 11, 2024.]

	Three Months Ended September 30,
($ in millions)	2024	2023	% Change
Total Revenues (formerly "GAAP Revenue")	$29.4	$34.0	(14)%
Subscription Revenue as % of Total Revenues	~93%	~88%
Gross Profit	$23.2	$23.6	(2)%
Gross Margin	79%	69%	1000	bps
Adjusted Gross Profit (1)	$25.4	$28.4	(10)%
Adjusted Gross Margin (1)	86%	83%	300	bps
Net Loss	$(14.9)	$(14.5)	(3)%
Adjusted EBITDA (1)	$3.4	$0.7		*
Adjusted EBITDA Margin (1)	12%	2%	1000	bps
Cash and Cash Equivalents	$33.4	$24.4
bps - Basis Points
* - percentage change is greater than +/- 100%

Third Quarter and Recent Operational Highlights

•
Appointed Can Babaoglu as Chief Product Officer to lead the conceptualization, development, and growth of dynamic products and manage the Company’s overall product roadmap, strategy, and vision to drive profitable growth, including optimizing existing products and launching new ones.
•
Continued product development efforts for FiscalNote Copilot for Global Intelligence push generative AI efforts forward by placing proprietary data from 50,000+ reports related to geopolitical, market, and security intelligence into the hands of clients excited to use the Company’s powerful new AI tools.
•
Announced the divestiture of its South Korea subsidiary, Aicel Technologies, for a total consideration of $9.65 million, a continuation of the Company’s strategy of divesting non-core assets to unlock underlying value, reduce business complexity, and drive improved enterprise operating efficiency while further deleveraging the Company’s balance sheet through the prepayment of senior debt using the net cash proceeds from the transaction.

Commenting on the quarter, FiscalNote Chief Financial Officer, Jon Slabaugh, said, “Our performance in the third quarter reflects the strength of our core business. As we continue to implement our initiatives to further de-lever the balance sheet, simplify and reduce the complexity of our product mix, pursue improved customer experience and capture improved customer retention rates all while driving ongoing operational efficiencies, we remain well positioned for sustained profitability for the remainder of 2024 and, more importantly, expect improving growth rates and continued profitability into 2025 and beyond.”

Leadership Succession Announced on November 12, 2024

The Company today also announced a leadership succession whereby Tim Hwang, the company’s current Chairman, Chief Executive Officer, and Co-founder, will transition to Executive Chairman after nearly 12 years as Chief Executive Officer. The Board of Directors has appointed Hwang as Executive Chairman and appointed President and Chief Operating Officer Josh Resnik as Chief Executive Officer, effective January 1, 2025.

Third Quarter Financial Performance

Revenue(2)

	Three Months Ended September 30,
($ in millions)	2024	2023	% Change
Subscription revenue	$27.2	$30.1	(9)%
Advisory, advertising, and other revenue	2.2	4.0	(44)%
Total revenues	$29.4	$34.0	(13)%

For Q3 2024, subscription revenue declined $2.8 million, or 9%, versus prior year, due primarily to the impact of the Board.org sale. Excluding the impact of Board.org, subscription revenue increased by $0.6 million, or 2%.

For Q3 2024, advisory, advertising, and other revenue decreased $1.8 million, or 44%, versus prior year, due primarily to the discontinuation of certain non-strategic products and related services as well as the sale of Board.org. Excluding the impact of Board.org, advisory, advertising, and other revenue decreased $1.5 million, or 41%.

Key Performance Indicators(3)

	As of September 30,
($ in millions)	2024	2023	% Change
Run-Rate Revenue	$119	$138	(14)%
Pro Forma Run-Rate-Revenue*	$119	$124	(4)%
Annual Recurring Revenue (ARR)	$109	$123	(11)%
Pro Forma ARR*	$109	$109	-%
Net Revenue Retention (NRR)	99%	100%

*Pro forma Run-Rate Revenue and Pro forma ARR adjusts prior periods for the impact of the divestiture of Board.org.

As of September 30, 2024, Run-Rate Revenue declined $19 million, or 14%, versus prior year, principally due to the impact of the divestiture of Board.org. Excluding Board.org, Run-Rate Revenue was 4% lower compared to September 30, 2023.

As of September 30, 2024, ARR declined $14 million, or 11%, principally due to the impact of the divestiture of Board.org. Excluding Board.org, ARR was level compared to September 30, 2023.

For the nine months ended September 30, 2024, NRR was 99%, 100 basis points below the prior year nine month period ended as of September 30, 2023.

Operating Expenses(2)

	Three Months Ended September 30,
($ in millions)	2024	2023	% Change
Cost of revenues, including amortization	$6.2	$10.4	(40)%
Research and development	3.3	4.5	(28)%
Sales and marketing	9.1	11.2	(19)%
Editorial	4.6	4.5	3%
General and administrative	10.6	14.4	(26)%
Amortization of intangible assets	2.4	2.9	(16)%
Other	-	(0.6)	NM
Total operating expenses	$36.3	$47.5	(24)%
NM - Not meaningful

In Q3 2024, operating expenses decreased versus prior year, primarily due to the sale of Board.org, ongoing operating efficiency measures instituted throughout 2023 and 2024, as well as the costs associated with sunset products. On a pro forma basis, excluding amortization expense, stock-based compensation, and the impact of the sale of Board.org, operating expenses decreased approximately $4 million, or 12%.

Financial Forecast

With an increased focus on profitability and greater operating efficiencies as well as continuing the Company’s focus on simplifying the product mix, the Company has updated its financial forecast for full year 2024 and issued its forecast for Q4 2024. Both forecasts reflect management’s expectations based on the most recent information available.

Full Year 2024

($ in millions)	Current Forecast Provided on 11/12/2024	Action	Previous Forecast Provided on 08/08/2024
Total Revenues	Approximately $120	Updated	Approximately $121
Adjusted EBITDA (1) (4)	Approximately $9	Updated	Approximately $8

Q4 2024

Current Forecast
($ in millions)	Provided on 11/12/2024
Total Revenues	$29.0
Adjusted EBITDA (1) (4)	$2.5

The forecast for the full year 2024 reflects slower non-subscription growth and the divestiture of Aicel, offset by further operating efficiencies, the realization of improved operating leverage resulting from continued investments in product innovation and platform investments focused on enhanced customer experience to drive higher customer engagement and retention rates. Of note, the forecast of $9 million in adjusted EBITDA marks the Company’s first full calendar year of adjusted EBITDA profitability in the Company’s history.

The Company expects to continue to drive deleveraging of its capital structure, reduce complexity of its product portfolio, and strengthen customer experience and retention rates through the ongoing optimized product strategy and roadmap through to the end of 2024 and in 2025.

Strategic Investment

In addition, Era Global Technologies, LLC (“Era”), an investment firm backed by global family offices across multiple countries and markets, is investing $5.5 million in FiscalNote in the form of a convertible subordinated promissory note. The investment represents continued support from an early-stage investor and strategic advisor to the Company, which also entered into a strategic commercial partnership with the Company last year to accelerate its global AI Co-pilot program.

Strategic Review

The Company’s Board of Directors along with its advisors continue to review the Company’s ongoing plans and evaluate all strategic value-maximizing options available to the Company. There can be no assurance that the strategic review will result in any transaction or other outcome. The Company has not set a timetable for completion of the review and does not intend to disclose developments or provide updates on the progress or status of the review unless and/or until it deems further disclosure is appropriate or required.

Conference Call, Presentation Supplement, and Webcast Information

Company management will host a conference call at 5:00 pm ET today, Tuesday, November 12, 2024, to discuss these financial results.

LIVE

•
By phone
•
Dial for the U.S. or Canada 1 (800) 715-9871 or for International 1 (646) 307-1963 and enter the conference ID 7871199.
•
By webcast
•
Visit the Investor Relations section of the Company’s website.

REPLAY

•
By phone (available through Tuesday, November 26, 2024)
•
Dial for the U.S. or Canada 1 (800) 770-2030 or for International 1 (609) 800-9909 and enter the conference ID 7871199.
•
By webcast
•
Visit the Investor Relations section of the Company’s website.

Footnotes

(1)
Non-GAAP measure. See “Non-GAAP Financial Measures” and the reconciliation tables for the definitions and reconciliations of these non-GAAP financial measures to the most closely related GAAP financial measures.
(2)
All financial information incorporated within this press release is unaudited.
(3)
“Run-Rate Revenue,” “Annual Recurring Revenue,” and “Net Retention Revenue” are key performance indicators (KPIs). See “Key Performance Indicators” for the definitions and important disclosures related to these measures.
(4)
Because of the variability of items impacting net income and the unpredictability of future events, management is unable to reconcile without unreasonable effort the Company's forecasted adjusted EBITDA to a comparable GAAP measure. The unavailable information could have a significant impact on the non-GAAP measures.

About FiscalNote

FiscalNote (NYSE: NOTE) is a leader in policy and global intelligence. By uniquely combining data, technology, and insights, FiscalNote empowers customers to manage political and business risk. Since 2013, FiscalNote has pioneered technology that delivers critical insights and the tools to turn them into action. Home to CQ, Dragonfly, Oxford Analytica, VoterVoice, and many other industry-leading brands, FiscalNote serves thousands of customers worldwide with global offices in North America, Europe, Asia, and Australia. To learn more about FiscalNote and its family of brands, visit FiscalNote.com and follow @FiscalNote.

Contacts:

Media

Nicholas Graham

FiscalNote

press@fiscalnote.com

Investor Relations

Bob Burrows

FiscalNote

IR@fiscalnote.com

Safe Harbor Statement

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or FiscalNote’s future financial or operating performance. For example, statements regarding FiscalNote’s financial outlook for future periods, expectations regarding profitability, capital resources and anticipated growth in the industry in which FiscalNote operates are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include FiscalNote’s ability to achieve and sustain organic growth; changes in FiscalNote’s strategy, future operations, financial position, estimated revenue and losses, forecasts, projected costs, prospects and plans; FiscalNote’s future capital requirements; FiscalNote’s ability to service its repayment obligations and maintain compliance with covenants and restrictions under its existing debt agreements; demand for FiscalNote’s services and the drivers of that demand; FiscalNote’s ability to provide highly useful, reliable, secure and innovative products and services to its customers; FiscalNote’s ability to attract new customers, retain existing customers, expand its products and service offerings with existing customers, expand into geographic markets or identify areas of higher growth; any cost reduction initiatives undertaken by FiscalNote; FiscalNote’s ability to successfully integrate acquired businesses and services, and subsequently grow acquired businesses; risks associated with international operations, including compliance complexity and costs, increased exposure to fluctuations in currency exchange rates, political, social and economic instability, and supply chain disruptions; FiscalNote’s ability to develop, enhance, and integrate its existing platforms, products, and services; FiscalNote’s estimated total addressable market and other industry and performance projections; FiscalNote's reliance on third-party systems and data, its ability to integrate such systems and data with its solutions and its potential inability to continue to support integration; potential technical disruptions, cyberattacks, security, privacy or data breaches or other technical or security incidents that affect FiscalNote’s networks or systems or those of its service providers; FiscalNote’s ability to obtain and maintain accurate, comprehensive, or reliable data to support its products and services; FiscalNote’s ability to introduce new features, integrations, capabilities, and enhancements to its products and services; FiscalNote’s ability to maintain and improve its methods and technologies, and anticipate new methods or technologies, for data collection, organization, and analysis to support its products and services; competition and competitive pressures in the markets in which FiscalNote operates, including larger well-funded companies shifting their existing business models to become more competitive with FiscalNote; FiscalNote’s ability to protect and maintain its brands; FiscalNote’s ability to comply with laws and regulations in connection with selling products and services to U.S. and foreign governments and other highly regulated industries; FiscalNote’s ability to retain or recruit key personnel; FiscalNote’s ability to effectively maintain and grow its research and development team and conduct research and development; FiscalNote’s ability to adapt its products and services for changes in laws and regulations or public perception, or changes in the enforcement of such laws, relating to artificial intelligence, machine learning, data privacy and government contracts; adverse general economic and market conditions reducing spending on our products and services; the outcome of any known and unknown litigation and regulatory proceedings; FiscalNote’s ability to successfully establish and maintain public company-quality internal control over financial reporting; the ability to adequately protect FiscalNote’s intellectual property rights; and the possibility that the strategic review undertaken by the Board of Directors does not result in any transaction or other outcome or that any outcome is disruptive to operations and impacts financial performance.

These and other important factors discussed in FiscalNote’s SEC filings, including its most recent reports on Forms 10-K and 10-Q, particularly the "Risk Factors" sections of those reports, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by FiscalNote and its management, are inherently uncertain. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. FiscalNote undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

FiscalNote Holdings, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except shares and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Subscription	$27,238	$30,057	$84,015	$87,986
Advisory, advertising, and other	2,201	3,952	6,782	10,394
Total revenues	29,439	34,009	90,797	98,380
Operating expenses: (1)
Cost of revenues, including amortization	6,235	10,441	20,342	28,863
Research and development	3,250	4,540	9,935	14,170
Sales and marketing	9,068	11,235	27,484	35,222
Editorial	4,639	4,516	13,752	13,533
General and administrative	10,622	14,418	37,958	48,813
Amortization of intangible assets	2,436	2,899	7,541	8,614
Impairment of goodwill	-	-	-	5,837
Transaction (gains) costs, net	-	(579)	(4)	1,138
Total operating expenses	36,250	47,470	117,008	156,190
Operating loss	(6,811)	(13,461)	(26,211)	(57,810)

Gain on sale of business	-	-	(71,599)	-
Interest expense, net	5,585	8,018	18,267	21,853
Change in fair value of financial instruments	3,501	(7,157)	3,174	(18,850)
Loss on settlement	-	-	-	3,474
Other (income) expense, net	(341)	207	(82)	245
Net (loss) income before income taxes	(15,556)	(14,529)	24,029	(64,532)
(Benefit) provision from income taxes	(621)	(62)	1,129	181
Net (loss) income	(14,935)	(14,467)	22,900	(64,713)
Other comprehensive income (loss)	1,123	(1,006)	1,062	(1,037)
Total comprehensive (loss) income	$(13,812)	$(15,473)	$23,962	$(65,750)

Earnings (loss) per share attributable to common shareholders:
Basic and Diluted	$(0.11)	$(0.11)	$0.17	$(0.49)
Weighted average shares used in computing earnings (loss) per share attributable to common shareholders:
Basic and Diluted	135,050,093	128,832,502	135,160,124	131,994,563

(1) Amounts include stock-based compensation expenses, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cost of revenues, including amortization	$116	$45	$324	$185
Research and development	454	328	1,138	1,080
Sales and marketing	486	1,041	1,182	1,718
Editorial	200	120	465	292
General and administrative	2,925	4,690	10,776	14,937

FiscalNote Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except shares, and par value)

	(Unaudited)
	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$25,688	$16,451
Restricted cash	683	849
Short-term investments	7,040	7,134
Accounts receivable, net	11,249	16,931
Costs capitalized to obtain revenue contracts, net	3,078	3,326
Prepaid expenses	3,210	2,593
Other current assets	3,414	2,521
Total current assets	54,362	49,805

Property and equipment, net	5,444	6,141
Capitalized software costs, net	14,895	13,372
Noncurrent costs capitalized to obtain revenue contracts, net	3,347	4,257
Operating lease assets	17,062	17,782
Goodwill	165,964	187,703
Customer relationships, net	44,164	53,917
Database, net	17,208	18,838
Other intangible assets, net	15,005	18,113
Other non-current assets	498	633
Total assets	$337,949	$370,561

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$10,018	$105
Accounts payable and accrued expenses	7,635	12,909
Deferred revenue, current portion	40,257	43,530
Customer deposits	1,136	3,032
Contingent liabilities from acquisitions, current portion	114	130
Operating lease liabilities, current portion	3,650	3,066
Other current liabilities	3,976	2,878
Total current liabilities	66,786	65,650

Long-term debt, net of current maturities	142,152	222,310
Deferred tax liabilities	1,266	2,178
Deferred revenue, net of current portion	134	875
Operating lease liabilities, net of current portion	23,982	26,162
Public and private warrant liabilities	2,304	4,761
Other non-current liabilities	2,808	5,166
Total liabilities	239,432	327,102
Commitment and contingencies
Stockholders' equity:
Class A Common stock ($0.0001 par value, 1,700,000,000 authorized, 132,584,083 and 121,679,829 issued and outstanding at September 30, 2024 and December 31, 2023, respectively)	13	11
Class B Common stock ($0.0001 par value, 9,000,000 authorized, 8,290,921 issued and outstanding at September 30, 2024 and December 31, 2023, respectively)	1	1
Additional paid-in capital	885,872	860,485
Accumulated other comprehensive income (loss)	6,147	(622)
Accumulated deficit	(793,516)	(816,416)
Total stockholders' equity	98,517	43,459
Total liabilities and stockholders' equity	$337,949	$370,561

FiscalNote Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2024	2023
Operating Activities:
Net income (loss)	$22,900	$(64,713)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	905	1,007
Amortization of intangible assets and capitalized software development costs	14,699	19,068
Amortization of deferred costs to obtain revenue contracts	2,795	2,602
Gain on sale of business	(71,599)	-
Impairment of goodwill	-	5,837
Non-cash operating lease expense	1,567	2,885
Stock-based compensation	13,885	18,212
Loss on settlement	-	3,474
Other non-cash expenses	4	(688)
Bad debt expense	201	267
Change in fair value of acquisition contingent consideration	(4)	(138)
Unrealized loss on securities	95	115
Change in fair value of financial instruments	3,174	(18,850)
Deferred income taxes	(838)	(80)
Paid-in-kind interest, net	5,995	3,987
Non-cash interest expense	2,244	3,035
Changes in operating assets and liabilities:
Accounts receivable, net	4,149	2,560
Prepaid expenses and other current assets	(1,429)	1,935
Costs capitalized to obtain revenue contracts, net	(2,155)	(3,263)
Other non-current assets	163	(119)
Accounts payable and accrued expenses	(3,047)	(6,389)
Deferred revenue	4,796	6,141
Customer deposits	(928)	(2,182)
Other current liabilities	1,082	(754)
Contingent liabilities from acquisitions, net of current portion	(13)	(39)
Operating lease liabilities	(2,538)	(5,844)
Other non-current liabilities	(53)	(6)
Net cash used in operating activities	(3,950)	(31,940)

Investing Activities:
Capital expenditures	(6,875)	(5,957)
Purchases of short-term investments	-	(7,369)
Cash proceeds from the sale of business, net	91,384	-
Cash paid for business acquisitions, net of cash acquired	-	(5,010)
Net cash provided by (used in) investing activities	84,509	(18,336)

Financing Activities:
Proceeds from long-term debt, net of issuance costs	801	6,000
Principal payments of long-term debt	(65,781)	(80)
Payment of deferred financing costs	(7,068)	-
Proceeds from exercise of stock options and employee stock purchase plan purchases	474	650
Net cash (used in) provided by financing activities	(71,574)	6,570

Effects of exchange rates on cash	86	(184)

Net change in cash, cash equivalents, and restricted cash	9,071	(43,890)
Cash, cash equivalents, and restricted cash, beginning of period	17,300	61,223
Cash, cash equivalents, and restricted cash, end of period	$26,371	$17,333

Supplemental Noncash Investing and Financing Activities:
Issuance of common stock for conversion of debt and interest	$10,934	$-
Warrants issued in conjunction with long-term debt issuance	$-	$178
Amounts held in escrow related to the sale of Board.org	$285	$-
Property and equipment purchases included in accounts payable	$74	$323

Supplemental Cash Flow Activities:
Cash paid for interest	$11,723	$15,290
Cash paid for taxes	$277	$16

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. Where applicable, we provide reconciliations of these non-GAAP measures to the corresponding most closely related GAAP measure. Investors are encouraged to review the reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure. While we believe that these non-GAAP financial measures provide useful supplemental information, non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, their most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be comparable to similarly titled measures of other companies due to potential differences in their financing and accounting methods, the book value of their assets, their capital structures, the method by which their assets were acquired and the manner in which they define non-GAAP measures.

Adjusted Gross Profit and Adjusted Gross Profit Margin

We define Adjusted Gross Profit as Total revenues minus cost of revenues, including amortization of capitalized software development costs and acquired developed technology, before amortization of intangible assets that are included in costs of revenues. We define Adjusted Gross Profit Margin as Adjusted Gross Profit divided by Total Revenues.

We use Adjusted Gross Profit and Adjusted Gross Profit Margin to understand and evaluate our core operating performance and trends. We believe these metrics are useful measures to us and to our investors to assist in evaluating our core operating performance because they provide consistency and direct comparability with our past financial performance and between fiscal periods, as the metrics eliminate the non-cash effects of amortization of intangible assets that may fluctuate for reasons unrelated to overall operating performance.

Adjusted Gross Profit and Adjusted Gross Profit Margin have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. They should not be considered as replacements for gross profit and gross profit margin, as determined by GAAP, or as measures of our profitability. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes. Adjusted Gross Profit and Adjusted Gross Profit Margin as presented herein are not necessarily comparable to similarly titled measures presented by other companies.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA reflects further adjustments to EBITDA to exclude certain non-cash items and other items that management believes are not indicative of ongoing operations. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by Total Revenues.

We disclose EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin herein because these non-GAAP measures are key measures used by management to evaluate our business, measure our operating performance and make strategic decisions. We believe that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are useful for investors and others in understanding and evaluating our operating results in the same manner as management. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not financial measures calculated in accordance with GAAP and should not be considered as substitutes for net income (loss), net income (loss) before income taxes, or any other operating performance measure calculated in accordance with GAAP. Using these non-GAAP financial measures to analyze our business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in our industry may report measures titled EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin or similar measures, such non-GAAP financial measures may be calculated differently from how we calculate non-GAAP financial measures, which reduces their comparability. Because of these limitations, you should consider EBITDA, Adjusted EBITDA, and

Adjusted EBITDA Margin alongside other financial performance measures, including net income and our other financial results presented in accordance with GAAP.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The following table presents our calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2024	2023	2024	2023
Total revenues	$29,439	$34,009	$90,797	$98,380
Costs of revenue, including amortization of capitalized software development costs and acquired developed technology	(6,235)	(10,441)	(20,342)	(28,863)
Gross Profit	$23,204	$23,568	$70,455	$69,517
Gross Profit Margin	79%	69%	78%	71%
Gross Profit	23,204	23,568	70,455	69,517
Amortization of intangible assets	2,224	4,796	7,159	10,454
Adjusted Gross Profit	$25,428	$28,364	$77,614	$79,971
Adjusted Gross Profit Margin	86%	83%	85%	81%

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

The following table presents our calculation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2024	2023	2024	2023
Net loss	$(14,935)	$(14,467)	$22,900	$(64,713)
Income tax (benefit) provision	(621)	(62)	1,129	181
Depreciation and amortization	4,961	8,030	15,604	20,074
Interest expense, net	5,585	8,018	18,267	21,853
EBITDA	(5,010)	1,519	57,900	(22,605)
Gain on sale of business (a)	-	-	(71,599)	-
Stock-based compensation	4,181	6,224	13,885	18,212
Change in fair value of financial instruments (b)	3,501	(7,157)	3,174	(18,850)
Other non-cash charges (c)	17	(704)	93	5,227
Acquisition and disposal related costs (d)	40	12	1,138	1,391
Employee severance costs (e)	437	560	635	1,310
Non-capitalizable debt raising costs	49	-	527	316
Business Combination with DSAC (f)	-	81	-	415
Loss contingency (g)	-	201	-	4,091
Costs incurred related to the Special Committee (h)	229	-	682	-
Adjusted EBITDA	$3,444	$736	$6,435	$(10,493)
Adjusted EBITDA Margin	11.7%	2.2%	7.1%	(10.7)%
(a)
Reflects the gain on disposal from the sale of Board.org on March 11, 2024.
(b)
Reflects the non-cash impact from the mark to market adjustments on our financial instruments.
(c)
Reflects the non-cash impact of the following: (i) charge of $49 in the first quarter of 2024, $31 in the second quarter of 2024, and $17 in the third quarter of 2024 related to the unrealized loss on investments; (ii) gain of $4 in the first quarter of 2024 from the change in fair value related to the contingent consideration and contingent compensation related to the 2021, 2022, and 2023 Acquisitions; (iii) impairment of goodwill of $5,837 in the first quarter of 2023, (iv) charge of $115 in the third quarter of 2023 related to the unrealized loss on investments; (v) loss from equity method investment of $34 in the first quarter of 2023, loss from equity method investment of $56 in the second quarter of 2023, and a gain from equity method investment of $147 in the third quarter of 2023, and (vi) charge of $2 in the first quarter of 2023, a charge of $2 in the second quarter of 2023, and a gain of $672 in the third quarter of 2023 from the change in fair value related to the contingent consideration and contingent compensation related to the 2021, 2022, and 2023 Acquisitions.
(d)
In 2024 reflects the costs incurred related to the sale of Board.org, principally consisting of accounting, tax, and legal fees. In 2023 reflects the costs incurred to identify, consider, and complete business combination transactions consisting of advisory, legal, and other professional and consulting costs.
(e)
Severance costs associated with workforce changes related to business realignment actions.
(f)
Includes non-capitalizable transaction costs incurred within one year of the Business Combination with DSAC.
(g)
Reflects (i) $3,474 non-cash loss contingency charge related to the settlement with GPO FN Noteholder LLC recorded in the second quarter of 2023 and (ii) accounting and legal costs incurred associated with the settlement with GPO FN Noteholder LLC totaling $168 in the first quarter of 2023, $248 in the second quarter of 2023, and $201 in the third quarter of 2023.
(h)
Reflects costs incurred related to the Special Committee.

Key Performance Indicators

We monitor the following key performance indicators to evaluate growth trends, prepare financial projections, make strategic decisions, and measure the effectiveness of our sales and marketing efforts. Our management team assesses our performance based on these key performance indicators because it believes they reflect the underlying trends of our business and serve as meaningful measures of our ongoing operational performance.

Annual Recurring Revenue (“ARR”)

Approximately 90% of our revenues are subscription based, which leads to high revenue predictability. Our ability to retain existing subscription customers is a key performance indicator that helps explain the evolution of our historical results and is a leading indicator of our revenues and cash flows for subsequent periods. We use ARR as a measure of our revenue trend and an indicator of our future revenue opportunity from existing recurring subscription customer contracts. We calculate ARR on a parent account level by annualizing the contracted subscription revenue, and our total ARR as of the end of a period is the aggregate thereof. ARR is not adjusted for the impact of any known or projected future customer cancellations, upgrades or downgrades, or price increases or decreases. The amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to timing of the revenue bookings during the period, cancellations, upgrades, or downgrades and pending renewals. ARR should be viewed independently of revenue as it is an operating metric and is not intended to be a replacement or forecast of revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

Run-Rate Revenue

Management also monitors Run-Rate Revenue, which we define as ARR plus non-subscription revenue earned during the last 12 months. We believe Run-Rate Revenue is an instructive indicator of our total revenue growth, incorporating the non-subscription revenue that we believe is a meaningful contribution to our business as a whole. Although our non-subscription business is non-recurring, we regularly sell different advisory services to repeat customers. The amount of actual subscription and non-subscription revenue that we recognize over any 12-month period is likely to differ from Run-Rate Revenue at the beginning of that period, sometimes significantly.

Net Revenue Retention (“NRR”)

Our NRR, which we use to measure our success in retaining and growing recurring revenue from our existing customers, compares our recognized recurring revenue from a set of customers across comparable periods. We calculate our NRR for a given period as ARR at the end of the period minus ARR contracted from new clients for which there is no historical revenue booked during the period, divided by the beginning ARR for the period. We calculate NRR at a parent account level. Customers from acquisitions are not included in NRR until they have been part of our consolidated results for 12 months. Accordingly, the 2022 and 2023 Acquisitions are not included in our NRR for the three months ended September 30, 2023. Our calculation of NRR for any fiscal period includes the positive recurring revenue impacts of selling additional licenses and services to existing customers and the negative recognized recurring revenue impacts of contraction and attrition among this set of customers. Our NRR may fluctuate as a result of a number of factors, including the growing level of our revenue base, the level of penetration within our customer base, expansion of products and features, and our ability to retain our customers.

Source: FiscalNote